                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               NOVEMBER 19, 1995


                        HORNBECK OFFSHORE SERVICES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


DELAWARE                             0-10809                     74-2153030
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(STATE OR OTHER JURISDICTION       (COMMISSION                 (IRS EMPLOYER
OF INCORPORATION)                  FILE NUMBER)              IDENTIFICATION NO.)


7707 HARBORSIDE DRIVE,          GALVESTON, TEXAS                   77554
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (409) 744-9500
                                                  ------------------------------

                                     N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS

         On November 19, 1995, Hornbeck Offshore Services, Inc. ("Hornbeck") entered into a letter of intent with Tidewater Inc. ("Tidewater") to merge Hornbeck with and into a wholly-owned subsidiary of Tidewater. The merger will be structured as a tax free exchange of approximately 8,780,000 Tidewater shares for all Hornbeck shares (an exchange ratio of 0.667 Tidewater shares for each Hornbeck share) and will be accounted for as a pooling of interests.

         The Board of Directors of both Hornbeck and Tidewater have approved the combination subject to the negotiation, execution and delivery of a definitive agreement between the parties, the approval of the holders of not less than 66-2/3% of outstanding Hornbeck common stock, certain regulatory approvals and certain other conditions. The merger is expected to be completed in early 1996. Upon consummation of the merger, Larry D. Hornbeck will join the Board of Directors of Tidewater and will become a consultant to Tidewater.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Hornbeck duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        HORNBECK OFFSHORE SERVICES, INC.



                                        By:   /s/ ROBERT W. HAMPTON
                                                 Robert W. Hampton,
                                                 Vice President

December 4, 1995